AWC (CPA) LIMITED

Certified Public Accountants (Practising)

正大會計師事務所有限公司

7th Floor, Nan Dao Commercial Building, 359-361 Queen's Road Central, Hong Kong.

香港皇后大道中三五九至三六一號南島商業大· 七樓

Tel : (852) 2851 7954 Fax: (852) 2545 4086

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American BriVision Corporation

We hereby consent to the incorporation by reference into Form 8-K of American BriVision Corporation to be filed with the Securities and Exchange Commission on or about February 17, 2016, filed pursuant to the Securities Act of 1933, of our report dated February 12, 2016, with respect to the financial statements of American BriVision Corporation, for the year ended September 30, 2015.

/s/ AWC (CPA) Limited
Hong Kong, China
Dated: February 17, 2016